Exhibit 99.1

OptimizeRx Corporation

Earnings Conference Call

May 14, 2015

Operator

Good day, everyone, and welcome to the OptimizeRx Corporation First Quarter 2015 Earnings Conference Call.

Following the initial discussions, there will be time for questions from the participants in the call. Just as a reminder, today’s conference is being recorded. A transcript will be available for 90 days for those interested parties who want a copy, please contact Doug Baker, in our Rochester, Michigan Headquarters.

Now, for opening remarks and introductions, I would like to turn the conference over to Mr. Doug Baker, Chief Financial Officer for OptimizeRx.

Doug Baker - Chief Financial Officer

Thanks, Stephanie. And welcome, everybody, to the conference call. I’m going to start out by reading our Safe Harbor statement.

This conference contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933 as amended and such Section 21E of the Securities Act of 1934 as amended. These forward-looking statements should not be used to make an investment decision. The words estimate, possible and seeking and similar expressions identify forward-looking statements, which speak only as to the date the statement was made.

The company undertakes no obligation to publicly update or revise any forward-looking statements whether because of new information, future events or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.

Future events and actual results could differ materially from those set forth and contemplated by or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject that could affect our business and financial results are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is available on our website and on the SEC website at sec.gov.

With that out of the way, I’m going to give some of the financial and company highlights before turning it over to our CEO, Dave Harrell, to add some more color.

Our sales for the first quarter were $1.5 million, a 15% increase over the same period in 2014. We also generated positive cash flow from operations of approximately $87,000 during the quarter. Our cash balance increased and is now over $3.5 million. Our balance sheet continued to improve and our working capital is now approximately $3.2 million.

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Excluding non-cash expenses, the first quarter of 2015 generated operating income of approximately $50,000. We are continuing to maintain our disciplined expense control and are focused on spending only on customer facing activities.

We initially launched our SampleMD e-coupon solution in early April of 2015 within the Practice Fusion network and we expect to be fully integrated by the end of the second quarter. We also have received commitments to begin running key campaigns in NextGen and anticipate a revenue impact beginning in June. Additionally, we are actively engaging and making progress with other leading platforms to position and prioritize integration of our services.

As in the past, we sponsored the ePrescribe/EHR conference held in Philadelphia in March 2015, and that generated some significant leads for our sales force. We continued to add new brands in 2015 at both our existing customers such as AstraZeneca and Lilly, as well as at new customers. Our programs continue to prove an outstanding return on investment for our pharmaceutical clients as verified through independent analytics firms.

And finally, from a technical standpoint, we’re completing the major technical upgrades, including migration to Oracle, to allow for very robust future growth and performance.

With that, I’m going to turn it over Dave Harrell.

David Harrell - Chairman and Chief Executive Officer

Hi, everybody, and thanks for taking time this morning to listen in on our progress. As I mentioned in the past, we’re focused on basically four key areas. And the first is expanding pharmaceutical brands and budget. And as Doug mentioned, we’ve been successful at that and continue to ramp that up.

Some examples are Nexium with AstraZeneca, Trulicity with Lilly, NovoLog Mix with Novo Nordisk, Effexor with Pfizer, Pazeo with Alcon, and Abilify, which is one of the top five prescribed brand drugs, with Otsuka. We anticipate those programs to be fully rolling out at the end of May and June, I think, in general. So again, I think our sales force as they outlined are making progress with both our existing clients as well as our new clients.

Additionally, we again were the lead sponsor and host of the industry’s largest pharmaceutical EHR conference in which we serve both as speakers with our partners’ great healthcare as well as again made great progress and hoping those brands realize that they have to get into the Electronic Health Record space.

Although we have had significant success in creating this industry, keep in mind even with our growth we still have less than 20% to 25% of the current brands that are promoting coupons. So again, we have a huge upside growth opportunity and expect to continue to leverage that and acquire more brands.

The second bucket that we will always be focusing on is expanding physician utilization within our current EHR network. And I think, we made good progress and will continue to make even stronger progress moving forward. Some examples are Allscripts. As we outlined Allscripts PRO had initially rolled out as an opt-in, which was proving to be a challenge. They have made commitments and have rolled out within their largest version, for all doctors to be an opt-out.

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And the outcome of that is we now have 50% more of the docs using the platform as of second quarter, and are working diligently with Allscripts to look at other ways to maximize both PRO and of most significance, their third-largest platform that has not integrated our e-coupons and that is called TouchWorks, which serves some of the largest health systems in the country.

We expect that progress to be formalized and hopefully we’ll be able to report some significant news in the near future, which potentially allows us to have access to - 50 million more prescriptions. Also some examples are DrFirst. DrFirst is also working with us and we’ve already seen a 10% increase in unique doctors utilizing the e-coupon and anticipate another 10% to 15% increase within the next 30 to 45 days.

Additionally, we’re finding new ways to leverage our technology to deliver patient savings outside of our standard automated display for print as well as electronically sent. And this includes working with NewCrop, one of our largest platforms. And in this case, we’re now actually sending alerts to the both the patient via text and emails and anticipate this to be a great growth opportunity to further increase patient’s awareness of these available savings.

And the pharmaceutical companies are very excited about this as well. Additionally, Quest Diagnostics Care360, we had a very successful meeting with them, and wanted to look beyond their EHR into their other touch points, including one of the largest in the industry patient portals that Quest Diagnostics manages. The key with Quest Diagnostics is they reach one out of every three doctors and the reality is their EHR is only one part of that.

So I think, again, we’re continuing with our existing platforms to look at new touch points in ways to deliver value to both doctors, patients, and our pharmaceutical manufacturers. And that, of course, will have a great impact upon our continued success on our business.

The third bucket is to expand our promotional networks in other EHRs and platforms. As promised, Practice Fusion was completed in early April in terms of the integration and the launch continues to roll out. We expect completion of all users to have access by the end of June, so we are very, very excited about the opportunity of Practice Fusion and the increase on our business.

Additionally, we’ve received approval to begin to promote in June some of our key programs within NextGen, which has the potential to reach upwards of 40,000 to 50,000 new doctors. We also have been very, very aggressive and continuing to have a very strong outreach with other large EHRs and patient portal platforms. And in fact one of the recent visits to HIMSS which is the largest electronic platform industry conference, we had very, very successful conversations and very successful follow-up, since then with vendors that have the potential to add another 200,000 to 300,000 doctors.

The key is that they have so many different priorities right now in terms of meeting federal government mandates, but every one of them sees the value that we have. Now, it’s just a matter of proving priority for them. Additionally, we’re preparing to roll out within the largest hospital system in the country, a beta test with HCA. And with that we’ve engaged one of the largest e-prescribing electronic health records, eClinicalWorks.

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Additionally, to support our leadership status in the industry, we become an active member within NCPDP, which provides guidelines for e-prescribing, and practices within the Electronic Health Records in e-prescribing industry. Dave Lester is leading this effort and again puts us continually into the leadership position on any rules or potential recommendations that we can participate in.

Lastly, we continue to expand in the fourth bucket our infrastructure and resources to fully support and exploit each of the above three. In doing that, we are in the process of making a major transition in terms of our technology platform into Oracle to support our database and allow us to fully ramp up our transactional value at a minimum of 10-fold and even beyond that. We’re also looking at a very - some very important and potentially key strategic partnerships that have the potential to dramatically accelerate our business.

So in conclusion, our business continues to grow and we anticipate major acceleration upon the promotion of our programs once it’s complete in Practice Fusion and within NextGen, as well as other major platforms that we’re engaged with, that we hope to close within the second-half of the year.

Furthermore, although our current business is already generating cash, as we begin to accelerate our high gross margin combined with our low fixed cost continues to provide a highly leveraged business that will generate significant profits.

So at this time, we’d like to turn it over to any questions.

Question and Answer Session

Operator

Your first question comes from the line of Harvey Poppel with Poptech, LP.

Harvey Poppel - Poptech, LP

Hi, Dave, and hi, Doug. Congratulations on the first quarter, sounds like again a lot of progress in your various, what you call buckets. Couple of questions on the - one on the balance sheet here, I noticed deferred revenue went up, considerably almost doubled, what is that all about, as for $130,000 ?

Doug Baker - Chief Financial Officer

So what happens is, sometimes pharmaceutical companies want to pay for things in advance, because they’re getting to an end of a budget year that sort of thing. So that’s what it relates to.

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Harvey Poppel - Poptech, LP

Okay, fine. And then I also noticed you paid off your revenue share. You paid off more than you’ve paid off in the past, that number payables came down quite a bit?

Doug Baker - Chief Financial Officer

Also - as the number gets higher there is a little bit of seasonality, so there were a lot of things that happened in the fourth quarter, they get paid in the first quarter, so over time that evens out.

Harvey Poppel - Poptech, LP

Right. And then on the - your litigation with LDM, which is mentioned in the 10-Q, are you - LDM and PDR, are you still paying these guys while you’re in litigation, or do you suspend the payment?

David Harrell - Chairman and Chief Executive Officer

We continue to pay them to be in compliance, but that issue is being brought up as well. So, again, we expect very favorable resolution to this matter and, again, anticipate that the partnership remains a great driver opportunity of our revenue.

Harvey Poppel - Poptech, LP

Okay. Looking forward, can you give us any sense, you - in the Q you mentioned very specifically that you expect to be profitable going forward, is that GAAP profitability?

Doug Baker - Chief Financial Officer

Yes. As our revenues grow, as we can see we’re close this quarter. As our revenue grows we should reach GAAP profitability. And with that we probably ought to move on to the next question, if you want to hop back in line, Harvey, that’d be good.

Harvey Poppel - Poptech, LP

Okay. Thank you.

David Harrell - Chairman and Chief Executive Officer

Thank you.

Operator

Your next question comes from the line of Brian Murphy with Merriman Capital.

Brian Murphy - Merriman Capital Research

Hi, thanks for taking my question. And I don’t know whether this is for Doug or Dave. But could you help us maybe understand or help us what to expect in terms of normal seasonality from December to March. So in this quarter just, for example, I mean, how much of that delta there is normal seasonality and how much would be due to some kind of one-time timing issues with programs, et cetera?

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David Harrell - Chairman and Chief Executive Officer

Yes. Unfortunately, and again it’s been continually you see a dip in revenue within first quarter, because the budgets are never finalized and the assets and the programs are never completely approved by the pharmaceutical company. So you see some delay in terms of when we can start launch those. Over time, I - perhaps that can change, we do our best to avoid that. But again we’re - these are multibillion-dollar companies that have very slow processes and final - finalities in terms of getting the budgets formally approved in the programs and information that we require into our system.

Brian Murphy - Merriman Capital Research

Okay, great. That’s helpful. And Dave, just as a follow-up, I guess, you touched on a lot of things that you have in the pipeline, and you guys just seem to have a number of different levers that you can pull to accelerate revenue growth here. So just looking at March quarter results, you get revenue growth of 15%, just given everything that you’ve got in the pipeline and your opportunities to sort of accelerate the momentum of the business, how should we think about the revenue growth profile of the business, just in general?

David Harrell - Chairman and Chief Executive Officer

Well, again, at the end of the day we have a saying that, we never have bad meetings. There’s never an EHR that we talk to and says, listen, your doctors want this, this is the value, period.

The second thing is they can drive significant revenue that falls directly to their bottom line. The reality is, when can they get the time to integrate our solutions, that’s the key thing. So, there are so many mandates on these EHRs that, it’s just a matter of getting priority, so we’re looking at different strategies with that, and we continue to outline the value to it, and again, we get terrific reception.

So the key is to really, number one, get the full rollouts once we get the commitments and complete the integration, number one. And number two, from there, engage these companies at the highest levels of the organization that we can get to, to show, listen, this is good for your current business of serving doctors and it’s good for your bottom line as well. And I think we’re getting closer and closer where some of these EHRs that we’ve engaged over a year or even two years are finally saying yes. We know that we need this. So, again, the potential is enormous, and sometimes the timing of it is frustrating in a way, because the integration might take two to three weeks frankly. But again, there are so many things of where that fits into the Queue.

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The second thing is, pharmaceutical companies too - it’s - we use a term that is it almost marketing malpractice that you’re not integrating your patient support in terms of the EHRs that’s what doctors want it. It’s most effectively influencing value decisions of, in prescribing decisions, and it’s the best way to increase adherence for patient’s plans. So, again, as we sponsor these type of conferences, we really got to sense that the market is now already for the players that have an engaged, at least, test the waters.

So, again, we’ve made tremendous strides in building a new industry in a huge and highly regulated industry. But our sense is that the industry is finally saying, this is an innovative strategy, this is a 101 strategy that we have to start doing. So, again, the timing it has - it seems like it’s right there, but again, in these highly regulated industries on the pharma side and the secondary side of these organizations that have so much mandates from the government.

Again, unfortunately, we aren’t always the first or second priority, but we are a priority. So our job is to make sure that we leverage that and get these more pharma brands in, because it doesn’t make sense why they are not, and the EHRs to say, hey, this is important. Sorry for the long-winded answer, but…

Brian Murphy - Merriman Capital Research

No, I appreciate - I appreciate all the color, Dave. Thanks very much. I’ll hop back in the queue.

Operator

Your next question comes from Joey Delahousse, a private investor.

Joey Delahousse

Yes. Hi, thanks for taking the call. David, I’d just like some clarification on the PDR and LDM litigation, I saw in the 10-Q that you, I guess, re-filed to condense the two suits into one here in early May. What is your expectation for timing for how this suit sort of plays out and when, I guess, we’ll get some sort of definitive answer one way or another?

David Harrell - Chairman and Chief Executive Officer

Yes, that’s a little bit beyond my grasp. I mean, we’re just entering it. But our hope is that this will be amicably settled. The reality is we’ve entered into a relationship that was to be mutually beneficial for both parties in it, up to this point has not been for us. And, again, there are commitments on both sides and we aim to have those commitments mutually satisfied, and if that’s the case, it will be beneficial for both parties. So, again, we’re in early stages of this, and we do anticipate favorable outcomes. But I can’t give you much timing on that, it’s really out of my expertise.

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Joey Delahousse

Yes. Is PDR essentially so far, at least, looking to replace the prescription service that you guys provide with LDM provides?

David Harrell - Chairman and Chief Executive Officer

Well, again, they offer a variety of different services that are why we entered the agreement synergistic with our services. And that was always anticipated their view as well, which is why we signed the agreement. So we can’t speak to what their motives are. We can only speak to that. We have expectations and the commitments that we’ve given are being honored and we expect the same on their end.

Joey Delahousse

Okay. If I recall, the PDR integration and what LD results bring to the table, that was a pretty significant sort of a growth catalyst for this year, and we’d like to see that continuing to be the case. I just wonder if you’re in litigation with someone and they are much bigger than you and that they have partnered with someone else. Is that kind of a realistic outcome and they seem if it wasn’t but any comments with regard to…

David Harrell - Chairman and Chief Executive Officer

Yes. Again, I think we have our agreement from our viewpoint is very clear, and the obligations on both parties should represent significant benefits in terms of revenue and profits to both sides. And we anticipate enforcing that, and again, there is a lot of benefits to both organizations, which is why the agreement was signed. So we want to make sure it’s mutual, and we have every intention of making that happen.

Joey Delahousse

Yes, okay. Okay, that’s all I have for now.

David Harrell - Chairman and Chief Executive Officer

Thank you.

Joey Delahousse

Let me hop back in.

Operator

Your next question comes from the line of Gregg Hillman with First Wilshire Securities.

Gregg Hillman - First Wilshire Securities

Yes, good morning, gentlemen.

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David Harrell - Chairman and Chief Executive Officer

Good morning.

Gregg Hillman - First Wilshire Securities

Yes, Dave, on the whole question of your constraints for growth, for your company, you just mentioned EHR and you are interfacing with these people. And have you wind up all your drugs in case we get a big, a lot of people would do want to integrate that you have enough technical people at your end or people that you can contract out with that you can fulfill that integration?

David Harrell - Chairman and Chief Executive Officer

Yes, very good question. The answer is yes. I mean, at the end of the day our processes, I mean, we’ve integrated in multiple platforms very seamlessly. We understand exactly what it takes, and it’s generally a plug-and-play system from our end. They use the same API web services, the same processes. And so from our end, we absolutely can support it.

Now, if we happen to have three, four, or five, we certainly can. We do have an outsourced company that’s an expert in our business as well. So we do have the resources available. And, again, that would be a great problem to have, and one that we wouldn’t say is unrealistic. There’s again the level of multiple people that are interested in our technology is amazing. So it just needs to happen on timing that’s unfortunately out of our control.

Gregg Hillman - First Wilshire Securities

Okay. And the question, so your key marketing effort is oriented to signing up the EHRs for big health systems, is that correct? Not for pharma, the EHRs are more important than pharma, correct?

David Harrell - Chairman and Chief Executive Officer

No, I would say, so at the end of the day, we have 20% of the market in pharma. So we have a huge upside in pharma and we have probably the same 20% of the market in the EHRs in terms of active use right now. That’s going to change once Practice Fusion fully gets launched and we have access to NextGen, but again, there is huge growth on both upsides.

So that we serve, our marketing efforts are centered on both and they are equally important. If we accelerate one, have a major impact; if we celebrate or - excuse me, accelerate another, it will be twofold in terms of that. So it’s a pretty simple business model. You either grow your business from more brands. The transactions are more doctors using your existing brands. Ideally, we’re - our marketing efforts starts to do both.

Gregg Hillman - First Wilshire Securities

Okay. All right. Thanks very much.

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David Harrell - Chairman and Chief Executive Officer

Thank you.

Operator

At this time we have reached the allotted time for questions. Your final question comes from Ron Chez , private investor.

Ron Chez

Good morning.

David Harrell - Chairman and Chief Executive Officer

Good morning.

Ron Chez

Hello. You - I had a question about sales growth, and I understand why you can’t be specific about that, do you want to speak to the opportunity in terms of the internal goals that you’ve established for the company, what kind of goals?

David Harrell - Chairman and Chief Executive Officer

Yes, I mean, we are not giving any guidance, because there are so many factors that are out of our control right now. We know that the opportunity is huge, the timing is always an issue. But clearly, we’re in line with our expectations for second quarter and again are equally and very excited about the opportunities to capture even a small percentage of what we have on our play as we sit here talking to you today that all have huge opportunities accelerate our growth. So beyond that, Ron, again, we can’t give much color based on those aspects.

Ron Chez

indiscernible.

David Harrell - Chairman and Chief Executive Officer

Yes, very, very excited about the business. Again, the reality is timing of these large institutions and platforms that we’re dealing with is not always certainly in line with what we want, but the reality is we do have the infrastructure in place. We have the right solution in place, both the pharmaceutical companies, who we’ve proven value in ROI. And the EHRs know that they have to bring additional value to their doctors, number one, and they also know that they need incremental profits because it’s becoming a very somewhat of a commodity industry in terms of the standard delivery.

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So their ability to bring value and that will really help the patient improve their outcomes as well as be paid for that value in unique ways, ideally through the pharmaceutical company by plugging their technology, will become even more important.

Ron Chez

And if you could, as you grow - hopefully grow the business, what kind of expectation plus or minus in some kind of range would you look towards with regard to gross margin and operating income as a percentage of sales, if you would.

David Harrell - Chairman and Chief Executive Officer

Yes, I mean, at the end of the day, this can accelerate really quickly. And just to use a hypothetical, I mean our business is so highly leveraged the more we grow our top line. For example, at that point when we get to $20 million revenues, that actually provides bottom line profits of about $5.5 million. I think, Doug, you’d confirm that and it continues to accelerate and become even greater as you grow from $20 million to $30 million to $40 million.

So again, we know we’re in the right business. We know that it’s highly, highly leveraged. The reality is we just have to keep working to get these platforms to commit to us and expand. And number two, we need the pharma companies that have been slow to realize that this isn’t innovation anymore; this is a requirement of standardized promotional practice. And I think we’re getting very, very close to each and we continue to make progress. But I hope that that will continue to accelerate.

Ron Chez

Thank you.

David Harrell - Chairman and Chief Executive Officer

Sure. And by the way, I shouldn’t say, hope. I am confident. So I think that, again, we got the right marketing plan for the EHRs. We’ve got the right sales groups. We’re expanding our sales force as well in second quarter. And again, we are committed to never letting resources be an inhibitor towards our progress. We do - we’re in a good financial position to support customer facing initiatives. And again, overall, remain very excited about what we have laid out, our pipeline and what we expect moving forward in 2015 and beyond. So thank you, everybody. And again, we really appreciate everybody taking the time.

Operator

Thank you. This concludes today’s conference. You may now disconnect.

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